Exhibit 99.1
TACIT NETWORKS, INC.
Financial Statements
for the
Years Ended December 31, 2005 and 2004 (as restated)

TACIT NETWORKS, INC.
TABLE OF CONTENTS

Page

INDEPENDENT AUDITORS’ REPORTS	1-2

FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004 (as restated):

Balance Sheets	3

Statements of Operations	4

Statements of Stockholders’ Deficiency and Comprehensive Loss	5

Statements of Cash Flows	6

Notes to Financial Statements	7-19

INDEPENDENT AUDITORS’ REPORT
To The Director of
Tacit Networks, Inc.
We have audited the accompanying balance sheet of Tacit Networks, Inc. (the “Company”) as of December 31, 2005 and the related statements of operations, stockholders’ deficiency and comprehensive loss and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the 2005 financial statements referred to above present fairly, in all material respects, the financial position of Tacit Networks, Inc. as of December 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
As discussed in Note 14 to the financial statements, on May 16, 2006 the Company effected a merger whereby the Company became a wholly-owned subsidiary of Packeteer, Inc.
/s/ Amper, Politziner & Mattia, P.C.

AMPER, POLITZINER & MATTIA, P.C.
June 30, 2006, except for Note 2 as to
which the date is October 11, 2006

Edison, New Jersey

INDEPENDENT AUDITORS’ REPORT
To Director of
Tacit Networks, Inc.
We have audited the accompanying balance sheet of Tacit Networks, Inc. (the “Company”) as of December 31, 2004, and the related statement of operations, stockholders’ deficiency, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
As discussed in Note 2, the accompanying financial statements have been restated.
February 15, 2006
(October 11, 2006 as to Note 2)

TACIT NETWORKS, INC.
BALANCE SHEETS
(in thousands, except per share data)

	December 31,
		2004
		(As Restated, see
	2005	Note 2)
ASSETS
Current assets:
Cash and cash equivalents	$3,662	$2,614
Short-term investments	4,701	7,862
Accounts receivable, net of allowance for doubtful accounts of $276 and $27, respectively	2,017	813
Inventories	266	370
Deferred product costs	627	—
Prepaids and other current assets	361	200

Total current assets	11,634	11,859

Equipment, net of accumulated depreciation of $660 and $448, respectively	462	531
Goodwill	1,461	—
Other intangible assets, net	220	—
Other non-current assets	41	33

Total assets	$13,818	$12,423

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities:
Accounts payable	$1,185	$336
Accrued expenses and other current liabilities	1,583	721
Minimum payments due under acquisition agreement	1,200	—
Deferred revenue	6,416	196

Total current liabilities	10,384	1,253

Long-term liabilities:
Deferred revenue, less current portion	211	14
Deferred rent and other	80	29

Total liabilities	10,675	1,296

Convertible Preferred Stock:
Series A redeemable convertible preferred stock $0.001 par value, liquidation preference $7,300, 7,030 shares authorized, 7,030 issued and outstanding	7,300	7,300
Series A-1 redeemable convertible preferred stock $0.001 par value, 7,030 shares authorized, 0 issued and outstanding	—	—
Series B redeemable convertible preferred stock $0.001 par value, liquidation preference $16,843, 10,937 shares authorized, 10,937 issued and outstanding	16,843	16,843
Series B-1 redeemable convertible preferred stock $0.001 par value, 10,937 shares authorized, 0 issued and outstanding	—	—
Series C redeemable convertible preferred stock $0.001 par value, liquidation preference $6,000, 4,257 shares authorized, 2,129 issued and outstanding	6,000	—
Series C-1 redeemable convertible preferred stock $0.001 par value, 4,257 shares authorized, 0 issued and outstanding	—	—

Commitments and contingencies (Note 7)

Stockholders’ deficiency:
Common stock, $0.001 par value;
52,257 shares authorized; 3,829 and 3,097 shares issued, 3,783 and 3,051 shares outstanding as of December 31, 2005 and 2004, respectively	52	51
Additional paid-in capital	—	63
Treasury stock, at cost	(1)	(1)
Accumulated other comprehensive loss	—	(15)
Accumulated deficit	(27,051)	(13,114)

Total stockholders’ deficiency	(27,000)	(13,016)

Total liabilities and stockholders’ deficiency	$13,818	$12,423

See accompanying notes to financial statements.

TACIT NETWORKS, INC.
STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Years ended
	December 31,
	2005	2004
Revenues	$3,509	$1,423
Cost of revenues	2,089	430

Gross profit	1,420	993

Operating expenses:
Research and development	4,640	3,019
Marketing and selling	9,435	4,373
General and administrative	1,696	1,132

Total operating expenses	15,771	8,524

Loss from operations	(14,351)	(7,531)

Other income and expense:
Interest income	332	185
Other income (expense), net	72	(1)

Other income, net	404	184

Loss before provision for income taxes	(13,947)	(7,347)
State income tax benefit	104	223

Net loss	$(13,843)	$(7,124)

See accompanying notes to financial statements.

TACIT NETWORKS, INC.
STATEMENTS OF STOCKHOLDERS’ DEFICIENCY AND COMPREHENSIVE LOSS
(in thousands)

							Accumulated
			Additional				Other
	Common Stock		Paid-in	Treasury Stock			Comprehensive	Accumulated		Comprehensive
	Shares	Amount	Capital	Shares	Amount		Loss	Deficit	Total	Loss
Balances as of December 31, 2003	2,534	$50	$165		$		$—	$(5,990)	$(5,774)
Issuance of common stock upon exercise of stock options	563	1	50	—		—	—	—	51
Purchase of treasury stock	—	—	—	(46)		(1)		—	(1)
Issuance costs of Series B Preferred Stock	—	—	(153)				—	—	(153)
Rounding difference			1						—
Comprehensive income:
Unrealized loss on investments	—	—	—				(15)	—	(15)	$(15)
Net loss	—	—	—				—	(7,124)	(7,124)	(7,124)

Comprehensive loss	—					—	—	—	—	(7,139)

Balances as of December 31, 2004	3,097	51	63	(46)		(1)	(15)	(13,114)	(13,016)
Issuance of common stock upon exercise of stock options	732	1	71				—	—	72
Issuance costs of Series C Preferred Stock			(134)					(94)	(228)
Comprehensive loss:
Reversal of unrealized loss on investments	—	—	—				15	—	15	15
Net loss	—	—	—				—	(13,843)	(13,843)	(13,843)

Comprehensive loss						—	—	—	—	$(13,828)

Balances as of December 31, 2005	3,829	$52	$—	(46)		$(1)	$—	$(27,051)	$(27,000)

See accompanying notes to financial statements.

TACIT NETWORKS, INC.
STATEMENTS OF CASH FLOWS
(in thousands)

	Years ended
	December 31,
	2005	2004
		(As
		Restated,
		see Note 2)
Cash flows from operating activities:
Net loss	$(13,843)	$(7,124)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	253	219
Allowance for doubtful accounts and sales returns	210	21
Provisions for inventory reserves	251	27
Unrealized gain (loss) on short-term investments	15	(15)
Accretion of short-term investments	—	27
Changes in operating assets and liabilities:
Accounts receivable	(1,413)	(586)
Inventories	(148)	(298)
Deferred product costs	(627)	—
Prepaids and other current assets	(161)	(185)
Other noncurrent assets	(8)	(11)
Accounts payable	849	29
Accrued expenses and other current liabilities	862	313
Deferred revenue	6,417	163
Other noncurrent liabilities	50	6

Net cash used in operating activities	(7,293)	(7,414)

Cash flows from investing activities:
Purchases of short-term investments	(16,993)	(7,888)
Proceeds from sales and maturities of short-term investments	20,155	—
Purchases of equipment	(184)	(532)
Cash paid for acquisition of assets	(481)	—

Net cash provided by (used in) investing activities	2,497	(8,420)

Cash flows from financing activities:
Purchase of treasury stock	—	(1)
Proceeds from exercise of stock options	72	51
Proceeds from sale of Series B convertible preferred stock	—	16,690
Proceeds from sale of Series C convertible preferred stock, net	5,772	—

Net cash provided by financing activities	5,844	16,740

Net increase in cash and cash equivalents	1,048	906
Cash and cash equivalents at beginning of period	2,614	1,708

Cash and cash equivalents at end of period	$3,662	$2,614

Non-cash investing and financing activities:
Minimum payments due under acquisition agreement	$1,200	$—

Supplemental disclosures of cash flow information:
Cash paid during period for interest	$—	$2

Cash paid during period for taxes	$4	$1

See accompanying notes to financial statements.

TACIT NETWORKS, INC.
NOTES TO FINANCIAL STATEMENTS AS OF AND FOR THE
YEARS ENDED DECEMBER 31, 2005 AND 2004
1.	BASIS OF PRESENTATION

Basis of Presentation—Tacit Networks, Inc. (“Tacit” or the “Company”) was incorporated in the state of Delaware on October 28, 2002. On November 4, 2002, Tacitus Systems, Inc. (“Tacitus”), a New Jersey corporation, was merged with and into Tacit pursuant to an Agreement and Plan of Merger, dated November 4, 2002, by and among Tacit, Tacitus and the shareholders of Tacitus (the “Merger Agreement”), with Tacit continuing as the surviving corporation (the “Merger”). Pursuant to the terms of the Merger Agreement, each issued and outstanding share of Common Stock of Tacitus System was converted into one fully paid and nonassessable share of Common Stock of Tacit. Prior to the Merger, Tacit Networks, Inc. had no assets or liabilities.

In March 2004, the Company amended and restated its Certificate of Incorporation to effect a one-for-twenty reverse stock split of the Company’s outstanding shares of Common Stock and Series A Preferred Stock. The accompanying financial statements reflect this split for all periods presented.

The Company is a leader in real-time, global file sharing through the provision of high-performance wide area network file sharing solutions.

2.	RESTATEMENT

Subsequent to the issuance of the Company’s 2004 financial statements, the Company’s management determined that auction rate preferred investments classified as cash and cash equivalents should have been classified as marketable securities. As a result, cash and cash equivalents and short-term investments on the balance sheet, and purchases of short-term investments and cash and cash equivalents- end of year on the statement of cash flows as of December 31, 2004, have been restated as summarized below (in thousands):

	As Previously Reported	As Restated
Balance Sheet
Cash and cash equivalents	$4,614	$2,614
Short-term investments	5,862	7,862
Statement of Cash Flows
Purchases of short-term investments	5,888	7,888
Cash and cash equivalents – end of year	4,614	2,614
3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Uses of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of

TACIT NETWORKS, INC.
NOTES TO FINANCIAL STATEMENTS AS OF AND FOR THE
YEARS ENDED DECEMBER 31, 2005 AND 2004
3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
revenues and expenses during the reporting period. Significant accounting estimates used in the Company’s financial statements included depreciation rates, allowances for doubtful accounts, expected future cash flows to support the carrying value of long term assets and fair value of stock options issued. Actual results could differ from those estimates.

Cash Equivalents — The Company considers all highly liquid securities with maturities of 90 days or less when purchased to be cash equivalents. Cash equivalents consist primarily of money market instruments, bank certificates of deposits and commercial paper.

Marketable Securities — The Company reports investments in debt securities at fair market value. As of December 31, 2005 and 2004 all of the Company’s investments are classified as “Available for Sale” with unrealized losses included in stockholders’ deficiency. As of December 31, 2005, all of the Company’s investments in debt securities are scheduled to mature in less than one year.

Inventory — Inventory, consisting of equipment to be sold to customers of Tacit, is stated at the lower of cost or market. Cost is determined using the average costing method. Inventory consists primarily of finished goods. Inventory is periodically reviewed for excess on hand quantities and obsolescence. Appropriate charges are recorded to reduce the carrying value of inventory to reflect the findings of these reviews. There were $251,000 and $27,000 in charges recognized for slow-moving inventory during the years ended December 31, 2005 and 2004, respectively.

Long-Lived Assets-

Equipment is stated at cost, less accumulated depreciation. Repair and maintenance costs are charged to operating expense as incurred. Equipment is stated at cost less accumulated depreciation. Depreciation is calculated principally on the straight-line method over the estimated useful lives of the assets ranging from three to five years.

Goodwill represents the excess purchase price over the estimated fair value of net assets acquired as of the acquisition date. The Company has adopted the requirements of SFAS 142, “Goodwill and Other Intangible Assets,” effective January 1, 2002. SFAS 142 requires goodwill to be tested for impairment on an annual basis and between annual tests when indicators of impairment exist, and written down when impaired. Goodwill of $1,461,000 was recorded in connection with the acquisition of Mobiliti, Inc. (“Mobiliti”), on December 30, 2005.

Other intangibles include purchased intangibles recorded in connection with the acquisition of Mobiliti. The following table presents the details of the purchased intangible assets acquired in the Mobiliti acquisition (in thousands, except years):

	Amount	Estimated Useful Life in Years
Developed technology	$220	3
The estimated future amortization expense of purchased intangible assets as of December 31, 2005 is as follows (in thousands):

Year	Amount
2006	$73
2007	73
2008	74

$220

TACIT NETWORKS, INC.
NOTES TO FINANCIAL STATEMENTS AS OF AND FOR THE
YEARS ENDED DECEMBER 31, 2005 AND 2004
3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
The Company evaluates its long-lived assets for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of any asset to future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less the costs to sell. To date, no impairment losses have been recognized.

Income Taxes—The Company accounts for income tax in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes, which requires an asset and liability approach to financial reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce the deferred tax assets to the amount expected to be realized.

Revenue Recognition—The Company sells wide area network file sharing solutions products. The solutions products comprise of hardware, software and maintenance services. The Company recognizes revenues in accordance with the provisions of Statement of Position 97-2 (“SOP 97-2”), “Software Revenue Recognition”, as amended by SOP 98-4 and 98-9. Revenues are recognized for the various contract elements based upon vendor-specific objective evidence (“VSOE”) of fair value of each element. If VSOE of fair value does not exist but post-contract customer services (“PCS”) is the only undelivered element, the Company recognizes the fee under the arrangement ratably over the contractual PCS period. Revenue from the sale of the hardware and software elements is recognized when such products are delivered to the customer, title has passed, no significant post-delivery obligations to the customer exist, the price is fixed or determinable, the equipment and software has been accepted by the customer, and the collection of the sales price is probable. Maintenance services are typically included with the sale of the hardware and software and have a one-year term, renewable annually. Maintenance and customer support fees are recognized ratably over the term of the maintenance contract, which is generally twelve months. Deferred revenues include billings in excess of recognized revenue and payments received in advance of revenue recognition. Deferred product costs include the direct costs associated with deferred revenues.

The Company accrues for sales returns and other allowances based upon specific customer situations and the Company’s history of sales returns.

Deferred Revenue—Payments received from customers in advance of revenue recognition are treated as deferred revenues and recognized ratably over the post-contract maintenance period. The Company had deferred revenues of $6,627,000 and $210,000 at December 31, 2005 and 2004, respectively.

Deferred product costs—Product costs associated with the sales generating deferred revenue are capitalized and amortized ratable over the same period as the related revenues. The Company had deferred product costs of $627,000 at December 31, 2005. There were no deferred product costs at December 31, 2004.

Stock-based Compensation—The Company accounts for its stock based compensation awards in accordance with Accounting Principals Board (APB) No. 25, Accounting for Stock Issued to Employees, and provides the footnote disclosures required by SFAS No. 123 Accounting for Stock Based Compensation.

TACIT NETWORKS, INC.
NOTES TO FINANCIAL STATEMENTS AS OF AND FOR THE
YEARS ENDED DECEMBER 31, 2005 AND 2004
3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
The Company has elected to continue to account for its stock based compensation awards in accordance with APB No. 25. Accordingly, no compensation expense associated with the fair market value of stock option grants has been recognized in the Company’s financial statements. Had compensation cost for the Company’s stock based compensation awards to employees been determined based on the fair value at the grant dates for the awards consistent with the fair value method of SFAS 123, the Company’s net loss for the years ended December 31, 2005 and 2004 would have been the pro forma amounts shown below (in thousands):

	Years Ended December 31,
	2005	2004
Net loss as reported	$(13,843)	$(7,124)
Deduct: Stock-based compensation expense determined under fair value-based method for all awards	(14)	(10)

Net loss pro forma	$(13,857)	$(7,134)

The Company, using the Minimum Value method, estimated the fair value of each option granted on the date of grant. The following weighted average assumptions were used:

	Years Ended December 31,
	2005	2004
Dividend yield	None	None
Volatility	0.0%	0.0%
Risk free interest rate	4.06%	3.62%
Expected life	5 years	5 years
Recent Accounting Pronouncements — In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payment”, which is a revision of SFAS 123. Statement 123R supersedes APB 25 and amends SFAS No. 95, “Statement of Cash Flows”. SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values and the pro forma disclosure alternative is no longer allowable under Statement 123R. The revised standard is effective for non-public entities for fiscal years beginning January 1, 2006. Effective January 1, 2006 the Company will be required to expense the remaining fair value of unvested options grants as calculated in accordance with the pro-forma disclosures required under SFAS 123. Any additional option or share-based payments made to employees after January 1, 2006 will be expensed over the requisite service period, which is generally the vesting period. The Company is reviewing the impact of this pronouncement and considering the extent to which it will continue to grant options to employees in the future.

In December 2004, the FASB issued SFAS 153, “Exchanges of Nonmonetary Assets — An Amendment of APB Opinion No. 29.” The amendments made by SFAS 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendment eliminates the narrow exception for nonmonetary exchanges of similar productive assets and replaces it with a broader exception for exchanges of nonmonetary assets that do not have “commercial substance.” The provisions in SFAS 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company will be required to adopt this standard on January 1, 2006.

TACIT NETWORKS, INC.
NOTES TO FINANCIAL STATEMENTS AS OF AND FOR THE
YEARS ENDED DECEMBER 31, 2005 AND 2004
3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
In May 2005, the FASB issued SFAS 154, “Accounting Changes and Error Corrections.” This new standard replaces APB Opinion 20, “Accounting Changes” and SFAS 3, “Reporting Accounting Changes in Interim Financial Statements.” Among other changes, SFAS 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle, unless it is impracticable to do so. SFAS 154 also provides that a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and that corrections of previously issued financial statements should be termed a “restatement”. The new standard is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In October 2005, FASB issued FASB Staff Position (FSP) No. FAS 123(R)-2, “Practical Accommodation to the Application of Grant Date as Defined in FASB Statement No. 123(R)”. Assuming all other criteria of the grant date definition have been met, grant date is the date the award is approved in accordance with an entity’s corporate governance provisions, provided the award is a unilateral grant, whereby the recipient cannot negotiate the key terms and award conditions. As well the key terms and conditions are expected to be communicated to the recipient within a relatively short time from the date of approval. This FSP guidance is effective upon adoption of FASB 123(R). The Company will evaluate this guidance, but does not expect a material impact on its results of operations or financial position.

In November 2005, FASB issued FSP No. FAS 123 (R)-3, “Transition Election Related to Accounting for the Tax Effects of Share-Based Payment Awards”. This FSP provides a practical transition election related to accounting for the tax effects of share-based payment awards to employees, as an alternative to the transition guidance for the APIC pool in paragraph 81 of Statement 123(R). The guidance in this FSP is effective after November 10, 2005 as posted to the FASB website. The Company may take up to one year from the later of adoption of SFAS 123(R) or the effective date of this FSP to evaluate its available transition alternatives and make its one-time election. The Company will evaluate this guidance, but does not expect a material impact on its results of operations or financial position.

In November 2005, the FASB issued FSP Nos. FAS 115-1 and FAS 124-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments”. This FSP addresses the determination as to when an investment is considered impaired, whether that impairment is other than temporary, and the measurement of an impairment loss. This FSP also includes accounting considerations subsequent to the recognition of other-than-temporary impairments. The adoption of this FSP is not expected to have a material effect on the Company’s financial position, results of operations or cash flows. The guidance in this FSP will be applied to reporting periods beginning after December 15, 2005.

In February 2006, FASB issued FSP No. FAS 123 (R)-4, “Classification of Options and Similar Instruments Issued as Employee Compensation That Allow for Cash Settlement upon the Occurrence of a Contingent Event”. The guidance in this FSP amends certain paragraphs in FASB 123(R) and addresses situations when a company has option plans that require the company to settle outstanding options in cash upon the occurrence of certain contingent events. This FSP concludes that in such situations a probability notion should be applied. The guidance in this FSP is effective upon adoption of FASB 123(R). The Company will evaluate this guidance, but does not expect a material impact on its results of operations or financial position.

TACIT NETWORKS, INC.
NOTES TO FINANCIAL STATEMENTS AS OF AND FOR THE
YEARS ENDED DECEMBER 31, 2005 AND 2004
4.	ACQUISITION OF MOBILITI

On December 30, 2005, the Company purchased the assets of Mobiliti, a New Jersey company specializing in file synchronization and backup for remote and mobile workers. The aggregate purchase price of Mobiliti was $1,681,000 and consisted of $650,000 in cash, acquisition costs of $31,000, and “Earn Out “ payments, totaling a minimum of $1 million and a maximum of $1.15 million. Of the $650,000, $450,000 was paid in cash upon signing, and $200,000 was paid in January 2006.

In addition to the initial cash payments, “Earn Out” payments are due for each of the twelve fiscal quarters beginning with the fiscal quarter ending on March 31, 2006 and ending with the fiscal quarter ending on December 31, 2008, based on revenues generated from the sale of Mobiliti products and services, as defined in the acquisition agreement. Quarterly payments shall be the greater of the Earn Out payable or $83,333. In the event Tacit sells, leases, transfers or disposes of the Mobiliti business or any material portion of the acquired assets, or consummates a sale of Tacit, as defined by the acquisition agreement, then the amounts payable by Tacit at the time of closing of such sale shall be equal to $1,150,000 minus any Earn Out payments previously paid by Tacit. In May 2006, the Company was acquired by Packeteer, Inc. (see Note 14) and as a result, the Company paid $1,150,000 under the acquisition agreement.

The Company has allocated the purchase price to individual assets acquired based on an independent appraisal. Goodwill is measured as the excess of the cost of acquisition over the sum of the amounts assigned to tangible and identifiable intangible assets acquired. The total purchase cost of the Mobiliti is as follows (in thousands).

Cash	$450
Cash payment due in January 2006	200
Minimum “earn out” payments	1,000
Acquisition costs	31

Total purchase price	$1,681

The following table presents the allocation of the acquisition cost, including professional fees and other related acquisition costs, to the assets acquired, based on their fair values (in thousands):

Allocation of purchase price:
Goodwill	$1,461
Developed technology	220

Net assets acquired	$1,681

Both the purchased developed technology assets and the goodwill are expected to be deductible for tax purposes.

TACIT NETWORKS, INC.
NOTES TO FINANCIAL STATEMENTS AS OF AND FOR THE
YEARS ENDED DECEMBER 31, 2005 AND 2004
5.	EQUIPMENT

Equipment consists of the following at December 31, (in thousands):

	2005	2004
Computer equipment	$711	$681
Office equipment	183	81
Purchased software	228	217

	1,122	979
Less: accumulated depreciation	(660)	(448)

Equipment, net	$462	$531

Depreciation expense amounted to $253,000 and $219,000 for the years ended December 31, 2005 and 2004, respectively.

6.	DEFINED CONTRIBUTION RETIREMENT PLAN

The Company maintains a 401(k) plan for its employees. Employees are eligible to participate in the plan immediately upon joining the Company. Under the terms of the plan, employees are entitled to contribute from 1% to 20% of their total compensation, within the limitations established by the Internal Revenue Code. It is in management’s discretion to determine whether the Company will make matching contributions to the plan. For the years ended December 31, 2005 and 2004, the Company did not make any matching contributions to the plan.

7.	COMMITMENTS AND CONTINGENCIES

Operating Lease

The Company has two operating leases for its office space, which expire in August 2006 and May 2010.

Future minimum payments for operating leases as of December 31, 2005, are as follows (in thousands):

Year	Amount
2006	$195
2007	213
2008	213
2009	213
2010	89

$923

Rent expense under the operating leases was $236,000 and $132,000 for the years ended December 31, 2005 and 2004, respectively.

TACIT NETWORKS, INC.
NOTES TO FINANCIAL STATEMENTS AS OF AND FOR THE
YEARS ENDED DECEMBER 31, 2005 AND 2004
8.	INCOME TAXES

The benefit for income taxes for the years ended December 31, 2005 and 2004 is summarized as follows (in thousands):

	For the Years Ended December 31,
	2005	2004
Current:
Federal	$—	$—
State	(104)	(223)

Total	$(104)	$(223)

Deferred:
Federal	$(4,825)	$(2,626)
State	(730)	(328)

Total	$(5,555)	$(2,954)

Valuation Allowance	5,555	2,954

Benefit for income taxes	$104	$223

The provision (benefit) for income taxes differs from the amount computed by applying the statutory federal tax rate to income before tax as follows (in thousands):

	For the years ended
	December 31,
	2005	2004
Federal tax at statutory rate (35%)	$(4,881)	$(2,649)
Change in valuation allowance	5,597	2,954
Non deductible meals and entertainment expenses	33	24
State taxes	(853)	(552)

Total benefit for income taxes	$104	$223

The tax effect of the temporary differences that give rise to the Company’s net deferred tax assets at December 31 are set forth below (in thousands):

	2005	2004
Assets:
Deferred tax assets, noncurrent:
Net operating loss carryforwards (NOL’s)	$10,184	$5,053
Inventory reserves	113	12
Accounts receivable reserves	112
Capitalized expense	—	53

	10,409	5,118

Liabilities:
Deferred tax liabilities, noncurrent:
Equipment	57	54

Subtotal	57	54
Valuation allowance	(10,352)	(5,064)

Net deferred tax assets	$—	$—

TACIT NETWORKS, INC.
NOTES TO FINANCIAL STATEMENTS AS OF AND FOR THE
YEARS ENDED DECEMBER 31, 2005 AND 2004
8.	INCOME TAXES(CONTINUED)

The Company has recorded a valuation allowance to reflect the estimated amount of deferred tax assets that may not be realized due to the Company’s inability to generate profits to utilize NOL’s. The net increase in the valuation allowance is primarily related to increases in federal and state NOL carryovers.

The Company has approximately $25 million in federal NOL’s expiring beginning in 2022 and state NOL’s of $20 million expiring beginning in 2009. The state tax benefits for 2005 and 2004 reflect the proceeds received from the sale of $1 million and $3 million of state NOL’s, respectively. Pursuant to Section 382 of the Internal Revenue Code, in the event of an ownership change of more than 50%, the ability of the Company to utilize NOL carryovers may be limited.

9.	STOCK OPTION PLAN

In September, 2000, the Board of Directors adopted, and the Company’s stockholders approved, a stock option plan (the “Plan”) pursuant to which 88,235 shares of the Company’s Common Stock were reserved for issuance upon the exercise of options granted to officers, employees, consultants and directors of the Company. On October 31, 2002, the Board of Directors and the Company’s stockholders amended the Plan to increase the number of shares reserved for issuance under the plan to 2,548,000.

In March, 2004, the Board of Directors and the Company’s stockholders amended the Plan to increase the number of shares reserved for issuance under the Plan to 3,516,718 following the reverse stock split. Options issued under the Plan are classified as either incentive stock options (ISO’s) or nonqualified stock options (NSO’s). The Board of Directors grants ISO’s at an exercise price equal to the fair value of the Company’s Common Stock on the date of grant. The Plan further provides that the maximum period in which stock options may be exercised will be determined by the Board of Directors, provided that no option may be exercisable after ten years from date of grant. At December 31, 2005 and 2004 options to purchase 2,784,513 and 2,947,881 shares, respectively, were outstanding, and options that were exercisable at December 31, 2005 and 2004 were approximately 787,000 and 557,000, respectively. The weighted average exercise price of options exercisable at December 31, 2005 was approximately $0.1054.

A summary of stock option activity follows (in thousands, except per share data):

	Number of Options	Exercise Price per Share
	Outstanding	Range	Weighted Average
Balances as of December 31, 2003	2,297	$0.02-0.10	$0.096
Granted	1,245	0.10	0.10
Exercised	(562)	0.02-0.10	0.0903
Cancelled	(32)	0.10	0.10

Balances as of December 31, 2004	2,948	0.02-0.10	0.0996
Granted	812	0.10-.050	.1409
Exercised	(732)	0.10-0.20	0.1008
Cancelled	(243)	0.10	0.10

Balances as of December 31, 2005	2,785	0.02-0.50	0.1114

TACIT NETWORKS, INC.
NOTES TO FINANCIAL STATEMENTS AS OF AND FOR THE
YEARS ENDED DECEMBER 31, 2005 AND 2004
9.	STOCK OPTION PLAN(CONTINUED)

The weighted average grant date fair value for options granted during the year ended December 31, 2005 was $0.1409.

10.	REVENUE CONCENTRATION

Approximately 55% of revenues for the year ended December 31, 2005 were from three customers; 33% from one customer, 12% from the second customer, and 10% from a third customer. No other customer accounted for more than 10% of revenues for the year ended December 31, 2005. In addition, approximately 43% of accounts receivable at December 31, 2005 were from three customers, with no other customer accounting for more than 10% of accounts receivable at December 31, 2005. Approximately 28% of revenues for the year ended December 31, 2004 were from two customers; 16% from one customer and 12% from the second customer. No other customer accounted for more than 10% of revenues for the year ended December 31, 2004. In addition, approximately 30% of accounts receivable at December 31, 2004 were from two customers, with no other customer accounting for more than 10% of accounts receivable at December 31, 2004.

11.	REDEEMABLE CONVERTIBLE PREFERRED STOCK

In November 2002, the Company issued and sold 7,029,900 shares of Series A Preferred Stock, par value of $.001 per share (“Series A Preferred”), for gross proceeds of $7,300,000. The Series A Preferred has a dividend rate of $.08308 per annum as adjusted for any stock dividends and splits. Such dividends are not cumulative and shall be paid when and if declared by the Board of Directors. No dividends may be paid on the Company’s Common Stock in a given year unless the preferential dividends on the Series A Preferred have been paid in full, and then only to the extent that an additional dividend is also declared for the Series A Preferred in an amount per share equal to the amount per share set aside for each share of Common Stock. In the event of a liquidation or a change of control, each holder of Series A Preferred, on a pari passu basis, is entitled to receive, prior and in preference to any distribution to the holders of Common Stock, $1.03842 for each share of Series A Preferred plus declared but unpaid dividends. Each share of Series A Preferred is convertible, at the option of the holder, on a one for one basis into shares of Common Stock, subject to conversion price adjustments upon certain events. In addition, each share of Series A Preferred automatically converts into shares of Common Stock upon the earlier of (i) an underwritten public offering in which (x) the per share public offering price (prior to underwriter discounts, commissions, concessions and expenses) is greater than $7.70 (as adjusted for stock dividends, combinations, splits or the like with respect to such shares) and (y) the proceeds to the Corporation equal or exceed twenty million dollars ($20,000,000) before payment of underwriter discounts, commissions, concessions and expenses; or (ii) the written consent of the holders of not less than the majority of the then outstanding shares of Series A Preferred and the holders of not less than sixty-six and two thirds percent (66 2/3%) of the then outstanding shares of Series B Preferred. The Series A Preferred shares are redeemable in three (3) equal annual installments beginning on May 2, 2010, pursuant to the written request from the holders of a majority in interest of the then outstanding Series A Preferred and Series B Preferred Stock. The redemption price is the greater of the initial Series A Preferred share price as adjusted, or the fair market value of the Common Stock underlying the Series A Preferred, as determined by the Board of Directors. The Company incurred $120,000 in attorney and related expenses associated with the Series A Preferred Stock Financing.

TACIT NETWORKS, INC.
NOTES TO FINANCIAL STATEMENTS AS OF AND FOR THE
YEARS ENDED DECEMBER 31, 2005 AND 2004
11.	REDEEMABLE CONVERTIBLE PREFERRED STOCK(CONTINUED)

In March, 2004, in conjunction with the issuance of Series B Preferred Stock, the Company amended and restated its Certificate of Incorporation to (i) effect a one-for-twenty reverse stock split of the Company’s outstanding shares of Common Stock and Series A Preferred Stock, (ii) increase the authorized number of shares of Common Stock to 65,000,000 (post-split), (iii) increase the authorized number of shares of Preferred Stock to 54,059,800 (post-split), (iv) decrease the authorized number of shares of the Series A Preferred to 7,029,900 (post-split), (v) create a new series of Preferred Stock, to be designated as Series B Preferred, consisting of 20,000,000 shares and (vi) create a new series of Preferred Stock, to be designated as Series B-1 Preferred, consisting of 20,000,000 shares.

There was no change in the % ownership of each shareholder as a result of the reverse split.

In March, 2004, the Company issued and sold 10,936,850 shares of Series B Preferred Stock, par value of $.001 per share (the “Series B Preferred”), for gross proceeds of $16,843,000, with final proceeds being received on June 17, 2004. The Series B Preferred has a dividend rate of $.1232 per share per annum as adjusted for any stock dividends and split. Such dividends are not cumulative and shall be paid when and if declared by the Board of Directors. No dividends may be paid on the Company’s Common Stock in a given year unless the preferential dividends on the Series B Preferred have been paid in full, and then only to the extent that an additional dividend is also declared for the Series B Preferred in an amount per share equal to the amount per share set aside for each share of Common Stock. In the event of a liquidation or a change of control, each holder of Series B Preferred, on a pari passu basis, is entitled to receive, prior and in preference to any distribution to the holders of Common Stock, $1.54 for each share of Series B Preferred plus declared but unpaid dividends. Each share is convertible, at the option of the holder, on a one for one basis into shares of Common Stock, subject to conversion price adjustments upon certain events. In addition, each share of Series B Preferred automatically converts into Common Stock upon the earlier of (i) an underwritten public offering in which (x) the per share public offering price (prior to underwriter discounts, commissions, concessions and expenses) is greater than $7.70 (as adjusted for stock dividends, combinations, splits or the like with respect to such shares) and (y) the proceeds to the Corporation equal or exceed twenty million dollars ($20,000,000) before payment of underwriter discounts, commissions, concessions and expenses; or (ii) the written consent of the holders of not less than the majority of the then outstanding shares of Series A Preferred and the holders of not less than sixty-six and two thirds percent (66 2/3%) of the then outstanding shares of Series B Preferred. The Series B Preferred shares are redeemable in three (3) equal annual installments beginning on May 2, 2010, pursuant to the written request from the holders of a majority in interest of the then outstanding shares of Series A Preferred and Series B Preferred Stock. The redemption price is the greater of the initial Series B Preferred share price as adjusted, or the fair market value of the Common Stock underlying the Series B Preferred, as determined by the Board of Directors.

In May, 2005, in conjunction with the issuance of Series C Preferred Stock, the Company amended and restated its Certificate of Incorporation to (i) decrease the authorized number of shares of Common Stock to 52,256,803, (ii) decrease the authorized number of shares of Preferred Stock to 44,449,104, (iii) decrease the authorized number of shares of the Series A Preferred and Series A-1 Preferred to 7,029,902 each (iv) decrease the authorized number of shares of the Series B Preferred and Series B-1 Preferred to 10,936,850 each, (v) create a new series of Preferred Stock, to be designated as Series C Preferred, consisting of 4,257,800 shares and (vi) create a new series of Preferred Stock, to be designated as Series C-1 Preferred, consisting of 4,257,800 shares.

TACIT NETWORKS, INC.
NOTES TO FINANCIAL STATEMENTS AS OF AND FOR THE
YEARS ENDED DECEMBER 31, 2005 AND 2004
11.	REDEEMABLE CONVERTIBLE PREFERRED STOCK(CONTINUED)

In May, 2005, the Company issued and sold 2,128,900 shares of Series C Preferred Stock, par value of $.001 per share (the “Series C Preferred”), for proceeds of $6 million, net of issuing costs of approximately $228,000. The Series C Preferred has a dividend rate of $0.22547 per share per annum as adjusted for any stock dividends and split. Such dividends are not cumulative and shall be paid when and if declared by the Board of Directors. No dividends may be paid on the Company’s Common Stock in a given year unless the preferential dividends on the Series C Preferred have been paid in full, and then only to the extent that an additional dividend is also declared for the Series C Preferred in an amount per share equal to the amount per share set aside for each share of Common Stock. In the event of a liquidation or a change of control, each holder of Series C Preferred, on a pari passu basis, is entitled to receive, prior and in preference to any distribution to the holders of Common Stock, $2.81836 for each share of Series C Preferred plus declared but unpaid dividends. Each share is convertible, at the option of the holder, on a one for one basis into shares of Common Stock, subject to conversion price adjustments upon certain events. In addition, each share of Series C Preferred automatically converts into Common Stock upon the earlier of (i) an underwritten public offering in which (x) the per share public offering price (prior to underwriter discounts, commissions, concessions and expenses) is greater than $7.70 (as adjusted for stock dividends, combinations, splits or the like with respect to such shares) and (y) the proceeds to the Corporation equal or exceed twenty million dollars ($20,000,000) before payment of underwriter discounts, commissions, concessions and expenses; or (ii) the written consent of the holders of not less than sixty-six and two thirds percent (66 2/3%) of the then outstanding shares of Preferred Stock Preferred. The Series C Preferred shares are redeemable in three (3) equal annual installments beginning on May 2, 2010, pursuant to the written request from the holders of a majority in interest of the then outstanding shares of Series A Preferred, Series B Preferred and Series C Preferred Stock. The redemption price is the greater of the initial Series C Preferred share price as adjusted, or the fair market value of the Common Stock underlying the Series C Preferred, as determined by the Board of Directors.

12.	COMMON STOCK

During 2004, a total of 562,522 shares of Common Stock were issued in connection with the employee stock option exercises for total proceeds of $51,000. In addition, the Company repurchased 46,125 shares of Common Stock from the Company’s former Chairman and CEO pursuant to the terms of a Restricted Stock Purchase Agreement between the Company and the former Chairman.

During 2005, a total of 732,000 shares were issued in connection with the employee stock option exercises for total proceeds of $72,000.

As noted in Footnote 11, all existing shares of Common Stock underwent a one-for twenty reverse spit in March, 2004. As of December 31, 2005, there were 3,783,446 shares of Common Stock outstanding.

TACIT NETWORKS, INC.
NOTES TO FINANCIAL STATEMENTS AS OF AND FOR THE
YEARS ENDED DECEMBER 31, 2005 AND 2004
13.	RELATED PARTY TRANSACTIONS

In August, 2004 the Company entered into a Consulting Agreement with Geoff Barrall, a member of the Board of Directors. In addition to the monthly consulting fees, he was eligible for and received benefits under the Company sponsored benefits plan. This Agreement ended in April 2005. For the years ended December 31, 2005 and 2004, the Company recorded professional fees of $45,000 and $31,000, respectively, under the Consulting Agreement.

In 2005, the Company entered into an OEM agreement (the “Agreement”) with Brocade Communications Systems, Inc. (“Brocade”). As part of the Agreement, Brocade purchased shares of Series C Preferred Stock for cash. In addition, the Company uses staff of Brocade as consultants for certain transactions. The following table presents the assets, liabilities, revenues and expenses with Brocade as of and for the year ended December 31, 2005:

Accounts Receivable	$274,000
Accounts Payable & Accrued Expenses	60,000
Revenues	1,149,000
Professional Fees	97,000
14.	SUBSEQUENT EVENTS

On May 8, 2006, the Company entered into a merger agreement under which it would become a wholy-owned subsidiary of Packeteer, Inc. (“Packeteer”). The merger was effective as of May 16, 2006, at which time security holders of the Company received cash consideration of approximately $74.2 million, including $7.85 million being held in an escrow account; and all the outstanding stock options of the Company were converted into options to purchase Packeteer common stock.